UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 700, One Executive Place

1816 Crowchild Trail N.W.

Calgary, Alberta, Canada T2M 3Y7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (403) 313-8985

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Gondwana Energy, Ltd. (the “Company”) today completed a private equity offering pursuant to Regulation S of the Securities Act of 1933, totaling US$2,545,000. The offering consisted of 5,090,000 Units at $.50 per Unit and was sold to a total of 17 foreign investors. Each Unit consisted of one (1) share of common stock, par value $0.00001, and one (1) Warrant (the “Warrant”) to purchase one (1) share of common stock, exercisable for twelve(12) months from the closing date of the offering. As a result, the Company issued a total of 5,090,000 shares of common stock and warrants to purchase 5,090,000 shares of the Company’s common stock. The exercise price for the Warrant is $1.00. The gross proceeds received from this offering were US$2,545,000.

The proceeds from this offering will enable the Company’s wholly owned subsidiary, FinMetal Mining Oy, to begin exercising its option to acquire a 100% interest in four precious and base-metals projects located in historically significant mining regions of Finland. The Company also intends to commence immediate development on the projects.

Item 7.01 Regulation FD Disclosure.

On December 8, 2006, the Company issued a press release to announce the completion of a private placement unit offering. For details please refer to Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Stock Purchase Warrant

99.1	Press Release dated December 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GONDWANA ENERGY, LTD.

Date: December 12, 2006	/s/ Daniel Hunter
Daniel Hunter, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Stock Purchase Warrant

99.1	Press Release dated December 8, 2006